Exhibit 4.4

CenterPoint Energy Houston Electric, LLC

1111 Louisiana Street

Houston, TX 77002

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

(successor in trust to JPMORGAN CHASE BANK),

as Trustee

THIRTIETH SUPPLEMENTAL INDENTURE

Dated as of March 11, 2021

Supplementing the General Mortgage Indenture

Dated as of October 10, 2002

Filed under file number 030004510538 in the

Office of the Secretary of State as an instrument

granting a security interest by a public utility

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

This instrument is being filed pursuant to Chapter 261 of the Texas Business and Commerce Code

THIRTIETH SUPPLEMENTAL INDENTURE, dated as of March 11, 2021, between CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a limited liability company organized and existing under the laws of the State of Texas (herein called the “Company”), having its principal office at 1111 Louisiana Street, Houston, Texas 77002, and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (successor in trust to JPMORGAN CHASE BANK), a limited purpose national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”), the office of the Trustee at which on the date hereof its corporate trust business is administered being 601 Travis Street, 16th Floor, Houston, Texas 77002.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a General Mortgage Indenture dated as of October 10, 2002, as supplemented and amended (the “Indenture”), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Indenture and herein called the “Securities”) and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Manager, has duly determined to make, execute and deliver to the Trustee this Thirtieth Supplemental Indenture to the Indenture as permitted by Sections 201, 301, 402(2), 403(2) and 1401 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a thirty-first series of Securities under the Indenture in an initial aggregate principal amount of $400,000,000 (such thirty-first series being hereinafter referred to as the “Thirty-First Series”), and a thirty-second series of Securities under the Indenture in an initial aggregate principal amount of $700,000,000 (such thirty-second series being hereinafter referred to as the “Thirty-Second Series”); and

WHEREAS, all things necessary to make the Securities of the Thirty-First Series and the Securities of the Thirty-Second Series, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Thirtieth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS THIRTIETH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Indenture and in this Thirtieth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 101. Definitions. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.

ARTICLE TWO

TITLE, FORM AND TERMS OF THE BONDS

Section 201. Title of the Bonds. This Thirtieth Supplemental Indenture hereby creates a series of Securities designated as the “2.35% General Mortgage Bonds, Series AE, due 2031” (the “Series AE Mortgage Bonds”), and a series of Securities designated as the “3.35% General Mortgage Bonds, Series AF, due 2051” (the “Series AF Mortgage Bonds”). For purposes of the Indenture, the Series AE Mortgage Bonds and the Series AF Mortgage Bonds shall each constitute a single series of Securities and, subject to the provisions, including, but not limited to Article Four of the Indenture, the Series AE Mortgage Bonds shall be issued initially in an aggregate principal amount of $400,000,000, and the Series AF Mortgage Bonds shall be issued initially in an aggregate principal amount of $700,000,000, provided, however, that, in the case of each of the Series AE Mortgage Bonds and the Series AF Mortgage Bonds, as contemplated in the second paragraph of Section 301 of the Indenture and the definition of “Tranche” in Section 101 of the Indenture, additional Securities of such a series or Tranche may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, pursuant to Section 1401(4) of the Indenture.

Section 202. Form and Terms of the Bonds. The form and terms of each of the Series AE Mortgage Bonds and the Series AF Mortgage Bonds will be set forth in an Officer’s Certificate delivered by the Company to the Trustee pursuant to the authority granted by this Thirtieth Supplemental Indenture in accordance with Sections 201 and 301 of the Indenture.

Section 203. Treatment of Proceeds of Title Insurance Policy. Any moneys received by the Trustee as proceeds of any title insurance policy on Mortgaged Property of the Company shall be subject to and treated in accordance with the provisions of Section 607(2) of the Indenture (other than the last paragraph thereof).

ARTICLE THREE

MISCELLANEOUS PROVISIONS

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Thirtieth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if it has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Thirtieth Supplemental Indenture; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRTIETH SUPPLEMENTAL INDENTURE, THE SERIES AE MORTGAGE BONDS, THE SERIES AF MORTGAGE BONDS OR THE TRANSACTION CONTEMPLATED HEREBY.

Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Thirtieth Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

This Thirtieth Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

This Thirtieth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

The words “execution,” “executed,” “signed,” signature,” and words of like import in this Thirtieth Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Thirtieth Supplemental Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security or other certificate, Opinion of Counsel, instrument, agreement or other document delivered pursuant to this Thirtieth Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 303 or elsewhere in the Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 303 or elsewhere in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities of such series.

IN WITNESS WHEREOF, the parties hereto have caused this Thirtieth Supplemental Indenture to be duly executed as of the day and year set forth below and effective as of the day and year first above written.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

Dated: March 8, 2021	By:	/s/ Kristie L. Colvin
	Name:	Kristie L. Colvin
	Title:	Senior Vice President and
Chief Accounting Officer

ACKNOWLEDGMENT

STATE OF TEXAS	)
) ss
COUNTY OF HARRIS	)

On the 8th day of March, 2021, before me personally came Kristie L. Colvin, to me known, who, being by me duly sworn, did depose and say that she resides in Katy, Texas; that she is the Senior Vice President and Chief Accounting Officer of CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, the limited liability company described in and which executed the foregoing instrument; and that she signed her name thereto by authority of the sole manager of said limited liability company.

/s/ Sheryl Layne Maiden
Notary Public

My commission expires April 15, 2023.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (successor in trust to JPMORGAN CHASE BANK), as Trustee

Dated: March 8, 2021	By:	/s/ Mark Petro
	Name:	Mark Petro
	Title:	Vice President

ACKNOWLEDGMENT

STATE OF PENNSYLVANIA	)
): ss
COUNTY OF ALLEGHENY	)

On the 8th day of March in the year 2021, before me, the undersigned, personally appeared, Mark Vetro, a Vice President of The Bank of New York Mellon Trust Company, N.A., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Melissa Ruefle Spencer
Notary Public

Melissa Ruefle Spencer
My commission number 1347232
My commission ends June 17, 2023